UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 18, 2020

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s telephone number, including area code)

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	WDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02:	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Director Appointments

On February 18, 2020, the Board of Directors (the “Board”) of Waddell & Reed Financial, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), appointed Katherine M.A. (“Allie”) Kline to serve as a Class I director and appointed Constance K. Weaver to serve as a Class II director. Each appointment was effective on February 21, 2020 upon the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The Board also appointed Mss. Kline and Weaver to serve on the Nominating Committee.

Ms. Kline is the former chief marketing and communications officer for Oath Inc. (now Verizon Media), the Verizon Communications, Inc. subsidiary consisting of 20+ distinctive digital brands, and was appointed to the Board in connection with the upcoming retirement of Alan W. Kosloff on April 29, 2020 pursuant to the Company’s retirement policy for non-employee directors. Class I directors will be up for election at the Company’s 2020 annual meeting of stockholders.

Ms. Weaver is the co-founder and chief executive officer of Tracker Group LLC and is the former senior executive vice president, chief marketing and communications officer at TIAA, and was appointed to the Board in connection with the planned retirement of non-employee directors on the date of the Company’s 2021 annual meeting of stockholders pursuant to the Company’s retirement policy for non-employee directors. Class II directors will be up for election at the Company’s 2021 annual meeting of stockholders.

Mss. Kline and Weaver will each receive the standard compensation for non-employee directors, as described in the section entitled “Compensation of Directors” in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2019, including a prorated cash retainer and grant of restricted stock to reflect their term of service in 2020.  In addition, the Company intends to enter into an indemnification agreement with each of Mss. Kline and Weaver in substantially the form filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2009.

There is no arrangement or understanding between Mss. Kline or Weaver and any other person pursuant to which either was appointed as a director of the Company and there are no familial relationships between Mss. Kline or Weaver and any of the Company’s directors or executive officers.  There are no transactions to which the Company is a party and in which Mss. Kline or Weaver has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. The Board has affirmatively determined that Mss. Kline and Weaver each qualify as an “independent director” under the New York Stock Exchange listing requirements.

Officer Election

On February 19, 2020, Brent K. Bloss, age 51, Executive Vice President and Chief Operating Officer of the Company, was appointed President of the Company. Mr. Bloss’ biography is incorporated herein by reference to the Company’s definitive proxy statement for its 2019 annual meeting of stockholders filed with the Securities and Exchange Commission on March 6, 2019.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: February 24, 2020	By:	/s/ Mark P. Buyle
Senior Vice President, Chief Legal Officer, General Counsel and Secretary